EXHIBIT 10.9

6489 Camden Ave, Suite 105 San Jose, CA 95120 Phone: (408) 927-6200 Fax: (408) 927-9400

ADDENDUM

This First Addendum (“Addendum”) to Agreement (the “Agreement”) is made on this 28th day of January, 2008 (the “Effective Date”) between Integra Micro Systems (P) Ltd. (“Developer”), with offices located at #4 12th Km Stone, Bellary Road, Jakkur, Bangalore  560 064, Karnataka, INDI, and Sonasoft Corp., (“Company”), a corporation with its principal place of business at 6489 Camden Avenue, Suite 105, San Jose, California 95120-2850

Except as expressly modified in this First Addendum, the Agreement shall remain in full force and effect.

The total estimated effort for all the three phases as 90 person months.  With a rate of US |||||||||||||| per person month, the total project cost comes to US |||||||||||||||||||.  No expenses are assumed in the project cost and will be added as they occur.

At the end of each calendar month, the Integra project manager will communicate the expended effort in person months for the month that has just ended, along with the cumulative effort, to the designated person at Sonasoft.  After this effort is reviewed and approved by Sonasoft, the Integra business manager will communicate the cumulative cost (i.e. the Actual Project Cost as envisaged in the agreement) to the designated business person at Sonasoft.

The tentative completion date for the three phases is June 30, 2008. This date can be modified based on mutual agreement between the two parties.

Resources & Expenses
(a) Engineering effort in person months: 90
(b) Rate per person month: US ||||||||||||||
(c) Expenses: Nil
(d) Budget Total ("Total Project Cost"): US |||||||||||||||||||
(Note: A person month is taken as 160 person hours of effort)

All cost figures are based on "Actual Project Cost" instead of “Total Project Cost”

Page 1 of Sonasoft/Integra Agreement

6489 Camden Ave, Suite 105 San Jose, CA 95120 Phone: (408) 927-6200 Fax: (408) 927-9400

IN WITNESS WHEREOF; this Agreement has been executed on the days and dates set out below:

DEVELOPER

Integra Micro Systems (P) Ltd.

By: /s/    Mahesh Kumar Jain                                                                                          Date:   January 28, 2008
       Mahesh Kumar Jain

CLIENT

Sonasoft Corp.

By:  /s/  Andy Khanna                                                                                                   Date:   January 28, 2008
       Andy Khanna